Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Byline Bancorp, Inc. of our report dated March 15, 2019, relating to the consolidated financial statements of Byline Bancorp, Inc., which report appears in the Form 10-K of Byline Bancorp, Inc. for the year ended December 31, 2018, and to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/Moss Adams LLP

Moss Adams LLP

Portland, Oregon

August 30, 2019